UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 24, 2010
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 N. A Street
Bldg 2, Suite 218
Midland, TX	79705
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On November 24, 2010, Doral Energy Corp. (the “Company”) entered into an agreement (the “WS Settlement Agreement”) with WS Oil & Gas Limited (“WS Oil”) to settle all amounts payable under the terms of the convertible promissory note issued to WS Oil on August 24, 2009 (the “WS Oil Note”). Pursuant to the terms of the WS Settlement Agreement, the Company agreed to issue to WS Oil 20,000,000 shares of its common stock at a price of $0.02 per share (equal to the average closing price of the Company’s common stock for the 20 trading days prior to the date of the WS Settlement Agreement) or $400,000 in the aggregate. In payment of the purchase price for the shares issuable under the WS Settlement Agreement, WS Oil agreed to release the Company from all of its obligations under the WS Oil Note. A total of $400,000 was payable on account of principal and interest on the WS Oil Note at the time the WS Settlement Agreement was entered into.

WS Oil is a limited partnership controlled by Everett Willard Gray, II, the Company’s sole executive officer and a member of the Company’s board of directors.

The above description of the WS Settlement Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the WS Settlement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

On November 24, 2010, Doral Energy Corp. (the “Company”) agreed to sell to WS Oil & Gas Limited (“WS Oil”) 20,000,000 shares of its common stock at a price of $0.02 per share (equal to the average closing price of the Company’s common stock for the 20 trading days prior to the date of sale) or $400,000 in the aggregate. In consideration for the purchase price of these shares, WS Oil agreed to release the Company from all of its obligations under the convertible promissory note issued to WS Oil on August 24, 2009 (the “WS Oil Note”). A total of $400,000 was payable on account of principal and interest on the WS Oil Note at the time the WS Settlement Agreement was entered into. WS Oil is a limited partnership controlled by Everett Willard Gray, II, the Company’s sole executive officer and a member of the Company’s board of directors.

On November 24, 2010, the Company sold 2,500,000 shares of its common stock to the Angirekula Family Limited Partnership (the “AFLP”) in consideration for the AFLP’s agreement to release the Company from all of its obligations under the convertible note issued to the AFLP on September 1, 2010. The shares were issued to the AFLP pursuant to the exemption from registration provided by Rule 506 of Regulation D of the Securities Act, as amended. The AFLP represented that it was an “accredited investor” as that term is defined in Rule 501 of Regulation D.

On November 24, 2010, the Company issued 2,000,000 shares of its common stock to Edward Ajootian upon the exercise of warrants issued to Mr. Ajootian on March 3, 2010 (the “Warrants”). The Warrants entitled Mr. Ajootian to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.05 per share for a period ending March 2, 2013. In consideration for Mr. Ajootian’s agreement to exercise the Warrants immediately, we agreed to reduce the exercise price for the Warrants to $0.005 per share. The shares were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D of the Securities Act, as amended. Mr. Ajootian represented that he was an “accredited investor” as that term is defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits

Exhibit
Number	Description of Exhibit

10.1	Debt Settlement Agreement dated November 24, 2010 between the Company and WS Oil & Gas Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: 12/01/2010
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Chairman of the Board
and Chief Executive Officer